Exhibit 99.1

NetLogic Microsystems Announces Record First Quarter 2008 Financial Results

— Q1 FY 2008 Net Revenues: $34.2 million; 46% increase from first quarter 2007

— Q1 FY 2008 GAAP Net Income: $1.1 million; $0.05 per share (diluted)

— Q1 FY 2008 Non-GAAP Net Income: $8.7 million; $0.38 per share (diluted)

MOUNTAIN VIEW, Calif. – April 29, 2008 – NetLogic Microsystems, Inc. (NASDAQ: NETL), the leader in the design and development of knowledge-based processors and high-speed integrated circuits, today announced financial results for its first quarter ended March 31, 2008.

Revenue for the first quarter of 2008 was $34.2 million, a 6.0 percent sequential increase from $32.3 million for the fourth quarter of 2007 and a 45.9 percent increase from $23.4 million for the first quarter of 2007.

First quarter 2008 net income, determined in accordance with generally accepted accounting principles (GAAP), was $1.1 million or $0.05 per diluted share. By comparison, GAAP net loss was $4.8 million or $0.23 per diluted share for the fourth quarter of 2007. The first quarter 2008 GAAP net income included stock-based compensation expense, the amortization of intangible assets, and a fair value inventory adjustment. Additionally, the fourth quarter GAAP net loss included an in-process research and development charge related to the acquisition of Aeluros, Inc. Excluding these items, non-GAAP net income for the first quarter of 2008 was $8.7 million or $0.38 per diluted share, compared with $0.33 per diluted share for the fourth quarter of 2007. The first quarter 2008 income tax was a benefit of $0.5 million or $0.02 per diluted share.

Management Qualitative Comments

“The first quarter was another strong quarter for us as the industry continues to upgrade legacy networks to better handle more complex traffic with higher bandwidth requirements, which drives demand for our most advanced knowledge-based processors and physical layer products,” said Ron Jankov, president and CEO. “In response to this tremendous opportunity, our product development efforts continue to be strong across our product portfolio, further strengthening our competitive positioning and allowing us to address new applications that have not previously used our solutions. As such, we have achieved solid diversification of our revenues in the past year, both at the customer level and the application level. We are excited by our momentum in design activity and design wins, reflecting our advanced portfolio of solutions and strong execution of our product and technology roadmap.”

Recent Highlights

•

NetLogic Microsystems announced the availability of its new NETLite™ processors targeted at next-generation merchant silicon switching and network processors. The NL56615 and NL3380 and NETLite processors are manufactured in TSMC’s advanced 55nm process and interface to a new generation of merchant silicon switches and network processors to enable a multitude of intelligent packet-based protocols at wire-speed on multi-Gigabit systems at lower power consumption and higher port density.

•

NetLogic Microsystems introduced its AEL2020 dual-port SFP+ 10-Gigabit Ethernet PHY and AEL3020 dual-port 10GBASE-KR PHY products specifically optimized for advanced datacenter applications with the industry's lowest power, smallest package footprint and lowest latency.

•

NetLogic Microsystems announced that it has started initial production shipments of its NL71024XT knowledge-based processor. This new device delivers up to three times higher IPv6 header processing performance compared with competing solutions, and has been optimized for next-generation Terabit routers and switches to accelerate Internet Protocol version 6 (IPv6) routing, quad-play convergence of video, voice, data and mobility, Internet Protocol Television (IPTV), WebTV and peer-to-peer (P2P) communications.

•

The company also announced the availability and successful Tier 1 customer design win momentum of the NLS205 family of NETL7™ knowledge-based processors, the industry’s first single-chip content processing solution that is capable of scaling from 250 Megabits per second (Mbps) to 2.5 Gigabits per second (Gbps) line-rate performance without requiring external memory. The NLS205 family of processors is targeted at high-volume applications such as security and networking systems for small and medium-sized businesses and datacenter servers.

Conference Call

NetLogic Microsystems will hold its first quarter 2008 financial results conference call today at 2:00 p.m. Pacific time. To listen to the conference call, dial (866)711-8198 ten minutes prior to the start of the call, using the passcode 59310656. International callers, dial (617)597-5327. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial (888)286-8010 and enter passcode 19375003. International callers dial (617)801-6888.

The conference call will be available via a live webcast on the investor relations section of NetLogic Microsystems’ web site at http://www.netlogicmicro.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for three months.

About NetLogic Microsystems

NetLogic Microsystems, Inc. (NASDAQ: NETL), a fabless semiconductor company headquartered in Mountain View, California, designs, develops and markets high-performance knowledge-based processors and high-speed integrated circuits that accelerate the delivery of voice, video, data and multimedia content for advanced enterprise, datacenter, communications and mobile wireless networks. NetLogic Microsystems’ products include high-performance knowledge-based processors, application-aware content processors, 10-Gigabit Ethernet interconnects and network search engines that are being deployed by Tier 1 original equipment manufacturers (OEMs) in leading systems such as routers, switches, wireless infrastructure equipment, network security appliances, datacenter servers, network access equipment and network storage devices. NetLogic Microsystems' knowledge-based processors and content processors employ an advanced processor architecture and a large knowledge or signature database containing information on the network, as well as applications and content that run on the network, to make complex decisions about individual packets of information traveling through the network. NetLogic Microsystems’ products significantly enhance the performance and functionality of next-generation networks that are designed to deliver high-definition video delivery over the Internet (IPTV), media-rich content over advanced mobile wireless services, voice transmission over the Internet (VoIP) and network security applications. For more information about products offered by NetLogic Microsystems, call +1-650-961-6676 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

NetLogic Microsystems, the NetLogic Microsystems logo, NETLite and NETL7 are trademarks of NetLogic Microsystems, Inc. All other trademarks are the sole property of their respective holders.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, the timing of our receipt of customer orders during the quarter, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, potential warranty claims and product defects, the length of our sales cycles, our average selling prices, our ability to successfully develop and sell new products, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company's reports on Forms 10-K and 10-Q, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

(UNAUDITED)

	Three months ended
	March 31, 2008	March 31, 2007
Revenue	$34,180	$23,411
Cost of revenue*	15,383	8,851

Gross profit	18,797	14,560

Operating expenses:
Research and development*	12,206	10,049
Selling, general and administrative*	6,464	3,960

Total operating expenses	18,670	14,009

Income from operations	127	551

Interest and other income, net	487	1,171

Income before income taxes	614	1,722

(Benefit from) provision for income taxes	(513)	86

Net income	$1,127	$1,636

Net income per share – Basic	$0.05	$0.08

Net income per share – Diluted	$0.05	$0.08

Shares used in calculation – Basic	21,239	20,418

Shares used in calculation – Diluted	22,064	21,438

*	Includes the following amounts of stock-based compensation (in thousands):

	Three months ended
	March 31, 2008	March 31, 2007
Cost of revenue	$280	$191
Research and development	2,018	2,070
Selling, general and administrative	1,403	1,014

Total	$3,701	$3,275

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of stock-based compensation, amortization of intangible assets, in-process research and development charges, fair value adjustments of acquired inventory, and the effects of excluding stock-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We excluded stock-based compensation expense which is non-cash in nature and is difficult to predict as its valuation is affected by market forces that are not within the control of management. We also exclude amortization of intangibles, in-process research and development charge, and fair value adjustments related to acquired inventory, as they are considered non-cash in nature and unrelated to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate management’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated April 29, 2008 that the Company has submitted to the Securities and Exchange Commission.

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(IN THOUSANDS)

(UNAUDITED)

	Three months ended
	March 31, 2008	March 31, 2007
GAAP net income	$1,127	$1,636

Reconciling items:
Stock-based compensation	3,701	3,275
Amortization of intangible assets	3,325	325
Fair value adjustment related to acquired inventory	520	—

Non-GAAP net income	$8,673	$5,236

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP DILUTED NET INCOME (LOSS) PER SHARE TO

NON-GAAP DILUTED NET INCOME PER SHARE

(UNAUDITED)

	Three months ended
	March 31, 2008	March 31, 2007
Diluted:

GAAP net income per share	$0.05	$0.08

Reconciling items:
Stock-based compensation	0.16	0.15
Amortization of intangible assets	0.15	0.01
Fair value adjustment related to acquired inventory	0.02	—

Non-GAAP net income per share – Diluted	$0.38	$0.24

NON-GAAP DILUTED NET INCOME PER SHARE CALCULATION

(UNAUDITED)

	Three months ended
	March 31, 2008	March 31, 2007
Shares used – Diluted (GAAP)	22,064	21,438

The effect of removing stock-based compensation expense under FAS 123(R) for non-GAAP presentation purpose	632	243

Shares used – Diluted (non-GAAP)	22,696	21,681

NETLOGIC MICROSYSTEMS, INC.

RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(UNAUDITED)

	Three months ended
	March 31, 2008		March 31, 2007
Total GAAP gross margin	$18,797	55.0%	$14,560	62.2%
Reconciling items:
Stock-based compensation	280	0.8%	191	0.8%
Amortization of intangible assets	2,980	8.7%	325	1.4%
Fair value adjustment related to acquired inventory	520	1.5%	—	0.0%

Total Non-GAAP gross margin	$22,577	66.1%	$15,076	64.4%

NETLOGIC MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$55,825	$50,689
Accounts receivable, net	19,758	14,838
Inventory	16,678	12,938
Prepaid expenses and other current assets	12,830	12,702

Total current assets	105,091	91,167

Property and equipment, net	5,175	5,745
Goodwill	54,103	55,422
Intangible asset	49,512	52,837
Other assets	109	112

Total assets	$213,990	$205,283

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,322	$7,094
Accrued liabilities	11,159	13,286
Deferred revenue	492	317
Capital lease obligations, current	2,073	2,528

Total current liabilities	26,046	23,225

Other liabilities	10,787	10,170

Total liabilities	36,833	33,395

Stockholders' equity:
Common stock and additional paid-in capital	255,606	251,454
Accumulated other comprehensive loss	(18)	(8)
Accumulated deficit	(78,431)	(79,558)

Total stockholders' equity	177,157	171,888

Total liabilities and stockholders' equity	$213,990	$205,283

CONTACT: Green Communications Consulting, LLC

Leslie Green, 650-312-9060 (Investor Relations)

leslie@greencommunicationsllc.com

SOURCE: NetLogic Microsystems, Inc.